AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment, dated as of November 30, 2011, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of August 13, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007, September 15, 2008, November 30, 2009 and May 19, 2011, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Section 8(a) of the Agreement shall be amended and restated in its entirety to read as follows:

(a)
The Appendix A-1 Funds shall pay to the Advisor, and the Advisor agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Appendix A-1 Funds pursuant to this Agreement, an annual investment management fee, not to exceed the per annum percentage of the average daily net asset value of the Appendix A-1 Funds’ shares, as set forth in the Fee Schedule attached hereto as Appendix B (the “A-1 Management Fee”), as may be amended in writing from time to time by the Trust and the Advisor. The Appendix A-2 Funds shall pay to the Advisor, and the Advisor agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Appendix A-2 Funds pursuant to this Agreement, an annual investment management fee as set forth on Appendix B hereto (the “A-2 Management Fee”). The Appendix A-3 Fund shall pay to the Advisor, and the Advisor agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Appendix A-3 Fund pursuant to this Agreement, an annual investment management fee as set forth on Appendix B hereto (the “A-3 Management Fee,” and together with the A-1 Management Fee and the A-2 Management Fee, the “Investment Management Fee”). For purposes of calculating the Investment Management Fee pursuant to this Section 8(a), the “Appendix A-1 Funds” shall mean the Funds set forth on Part I of Appendix A hereto, the “Appendix A-2 Funds” shall mean the Funds set forth on Part II of Appendix A hereto, and the “Appendix A-3 Funds” shall mean the Funds set forth on Part III of Appendix A hereto.

2.           Section 13 of the Agreement shall be amended and restated in its entirety to clarify that new Funds have an initial two-year term under the Agreement, and shall read as follows (added text is underlined):

13.
Term. This Agreement shall become effective in respect of each Fund as of the date listed in Appendix A (as amended from time to time), contingent upon the approval of this Agreement by the Board of Trustees of the Trust.  This Agreement shall remain in effect for a period of one (1) year after August 31, 2004, except that this Agreement shall remain in effect in respect of any Fund with an effective date occurring on or after November 30, 2011 for a period of two (2) years following that Fund’s initial effective date, in each case unless sooner terminated as hereinafter provided.  This Agreement shall continue in effect thereafter for each Fund for additional periods not exceeding one (l) year so long as such continuation is approved for each Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

3.           The addition of the Matthews Asia Strategic Income Fund as set forth on the attached amended Appendix A.

4.           The Investment Management Fee Schedule shall be as set forth on the attached amended Appendix B.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL
MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	November 29, 2011	Date:	November 29, 2011

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS
FUND SCHEDULE

(updated November 30, 2011)

PART I:
Fund	Effective Date

• Matthews Asia Growth Fund	August 31, 2004

• Matthews Asia Dividend Fund	August 11, 2006

• Matthews Pacific Tiger Fund	August 31, 2004

• Matthews Asian Growth and Income Fund	August 31, 2004

• Matthews Asia Science and Technology Fund	August 31, 2004

• Matthews China Dividend Fund	November 30, 2009

• Matthews China Fund	August 31, 2004

• Matthews India Fund	August 12, 2005

• Matthews Japan Fund	August 31, 2004

• Matthews Korea Fund	August 31, 2004

PART II
Fund	Effective Date

• Matthews Asia Small Companies Fund	September 15, 2008

• Matthews China Small Companies Fund	May 31, 2011

PART III
Fund	Effective Date

• Matthews Asia Strategic Income Fund	November 30, 2011

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL
MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	November 29, 2011	Date:	November 29, 2011

APPENDIX B

MATTHEWS INTERNATIONAL FUNDS
INVESTMENT MANAGEMENT FEE SCHEDULE

(updated November 30, 2011)

The A-1 Management Fee for the A-1 Funds is as follows:

Portfolio Value of the Funds	Investment Management Fee as a Percent of
Portfolio Value of the Funds
(Not to Exceed)

$0 to $2 Billion	0.75% of average daily net assets

$2 Billion to $5 Billion	0.6834% of average daily net assets

Over $5 Billion	0.65% of average daily net assets

The A-2 Management Fee for the A-2 Funds is as follows: an investment management fee of 1.00% of average daily net assets.

The A-3 Management Fee for the A-3 Fund is as follows: an investment management fee of 0.65% of average daily net assets.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	November 29, 2011	Date:	November 29, 2011